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                                                                    Exhibit 12.1


                                                                               Years ended June 30,
                                                         2001           2000           1999           1998          1997
                                                      ----------     ----------     ----------     ----------     ----------

Net Income (Loss)                                     $   11,525     ($   6,306)    ($   4,919)    ($   3,617)    ($   4,557)
Add:

   Fixed Charges                                             557            352            468            597            546
Less:


   Capitalized interest                                     --             --             --             --             --
                                                      ----------     ----------     ----------     ----------     ----------

Net Income (Loss) as adjusted                         $   12,082     ($   5,954)    ($   4,451)    ($   3,020)    ($   4,011)
                                                      ==========     ==========     ==========     ==========     ==========

Fixed charges:
   Interest (gross)                                   $      275     $        4     $        8     $       14     $       15
   Portion of rent representative of
          to cover fixed charges
          the interest factor                                282            348            460            583            531
                                                      ----------     ----------     ----------     ----------     ----------
Fixed charges                                         $      557     $      352     $      468     $      597     $      546
                                                      ----------     ----------     ----------     ----------     ----------
Deficiency of earnings available
          to cover fixed charges                             N/A     ($   6,306)    ($   4,919)    ($   3,617)    ($   4,557)
                                                      ==========     ==========     ==========     ==========     ==========

Ratio of earnings to fixed charges                          22:1            N/A            N/A            N/A            N/A